UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2008

CORUS BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 13, 2008, the Board of Directors (the “Board”) of Corus Bankshares, Inc. (“Corus” or the “Company”) approved an amendment to the indemnification section (Article IV) of Corus’ bylaws. The amendment changes the provisions related to selection of counsel, control of defense, and expense reimbursement.

A copy of the amended bylaws is furnished herewith as Exhibit 3(ii) to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01: Other Events.

In connection with the amendment to the bylaws, the Board amended the form of indemnification agreement (the “Indemnity Agreement”) as well. The amended Indemnity Agreement will replace the agreement previously in place for the Board. In addition, the Board approved offering Indemnity Agreements to certain officers of the Company and its subsidiary. The Board gave Corus’ Chief Executive Officer, Robert J. Glickman, sole discretion as to which officers would be offered the Indemnity Agreement, but limited the offer to ten officers.

The Indemnity Agreement requires the Company, among other things, to indemnify each indemnitee to the fullest extent permitted by law for certain expenses incurred in a proceeding arising out of the indemnitee’s service to the Company or its subsidiaries. The indemnification agreement also provides for the advancement of such expenses to the indemnitee by the Company.

The foregoing is qualified in its entirety by reference to the form of indemnification agreement attached hereto as Exhibit 10.1 which is incorporated herein by reference.

ITEM 9.01: Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3(ii)	Bylaws of Corus Bankshares, Inc.
10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

October 17, 2008	By: /s/ Michael E. Dulberg
Michael E. Dulberg
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and duly authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit No.	Description
3(ii)	Bylaws of Corus Bankshares, Inc.
10.1	Form of Indemnification Agreement